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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      International Aluminum Corporation
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                       INTERNATIONAL ALUMINUM CORPORATION
                             767 Monterey Pass Road
                        Monterey Park, California 91754

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                October 26, 2000

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Aluminum Corporation (the "Company") will be held at the Corporate Offices of the Company, 767 Monterey Pass Road, Monterey Park, California on Thursday, October 26, 2000 at 2 o'clock P.M. Pacific Time, for the following purposes:

    1. To elect seven directors for the ensuing year and until their successors are elected and qualified.

    2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 2001.

    3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on September 6, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

  All shareholders are cordially invited to attend the meeting in person. To assure representation at the meeting, shareholders are requested to promptly sign, date and mail the enclosed proxy in the accompanying envelope which requires no postage. If you decide to attend the meeting and wish to vote your shares in person, you may revoke your proxy at that time.

  Since a majority of the outstanding shares must be represented at the meeting to transact business, your promptness in returning the enclosed proxy will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ David C. Treinen
                                          David C. Treinen
                                          President and Secretary

Monterey Park, California 91754
September 25, 2000

                      INTERNATIONAL ALUMINUM CORPORATION
            767 Monterey Pass Road Monterey Park, California 91754

                               ----------------

                                PROXY STATEMENT

                               ----------------

To The Shareholders of International Aluminum Corporation:

  Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held October 26, 2000, or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting and Proxy.

  It is anticipated that this Proxy Statement, together with the accompanying proxy, will be mailed on or about September 25, 2000 to the Company's shareholders.

  Shareholders of record at the close of business on September 6, 2000 will be entitled to receive notice of, and to vote at, the Annual Meeting. The securities entitled to vote at the meeting consist of Common Stock, $1.00 par value per share, of which 4,244,794 shares were outstanding as of the record date.

  Each share is entitled to one vote on any matter that may be presented for consideration and action by the shareholders, except that as to the election of directors, shareholders may cumulate their votes. Cumulative voting means that each shareholder may cast a number of votes equal to seven times the number of shares actually owned; the number of votes may be cast for one nominee, may be divided equally among the seven nominees, or may be divided among the nominees in any other manner. A shareholder is entitled to cumulate votes for one or more nominees only if their names were placed in nomination prior to voting and the shareholder, prior to the voting, gives notice of his intention to cumulate votes. If any shareholder gives such notice, all shareholders may cumulate their votes. Nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

  All shares represented by each unrevoked proxy received prior to the meeting will be voted as provided therein. A shareholder executing and returning a proxy may revoke it at any time before it has been exercised by giving written notice of revocation to the Secretary of the Company. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted by the proxy holders in accordance with the instructions on the ballot provided in the enclosed proxy card. If no instruction is specified on your proxy with respect to any proposal to be acted upon, the shares represented by your executed proxy will be voted "FOR"
(i) the election as directors the seven (7) nominees named herein; and (ii) ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending June 30, 2001. An automated system administered by the Company's transfer agent tabulates the votes. Where the approval of a majority of the shares represented at the meeting is required for the approval of a proposal, abstentions are the equivalent of votes against such proposal and broker non-votes have no effect. In the event that there should be cumulative voting in the election of directors, unless otherwise specifically instructed, the proxy holders intend to distribute the votes represented by each proxy among such nominees in such proportion as they see fit. Although the Company does not presently know of any other such business, if any other business should properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment.

                             ELECTION OF DIRECTORS

  The By-Laws of the Company provide for seven directors. It is intended that proxies received will be voted for the election of the seven nominees named below to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. With the exception of Messrs. Antonini and Dean, each of the nominees is an incumbent director elected at the 1999 Annual Meeting of Shareholders. Mr. Antonini was elected by the Board on August 22, 2000, to fill a vacancy created by the resignation of Hugh E. Curran. Mr. Dean has been nominated to fill the vacancy resulting from the June 29th resignation of J.D. Williams.

  Unless any named nominee should be unavailable or the authority to vote for the election of directors is withheld in the proxy, proxies received will be voted for the election of the nominees named below as directors. In that event the proxy holders will vote for substitute nominees at their discretion. It is not expected that any of the nominees will be unavailable for election. Proxies received cannot be voted for a greater number of persons than the number of nominees named below. The term of office of each person elected as a director will continue until the 2001 Annual Meeting of Shareholders and until his successor is elected and qualified.

Principal Security Holders

  To the best of the Company's knowledge, the following table sets forth, as of June 30, 2000, the name, address and share ownership of persons or organizations, other than Cornelius C. Vanderstar (see Security Ownership of Management), believed to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company. Except as otherwise noted, each of the named institutions is believed to have sole voting and dispositive powers with respect to the shares listed below.

                                                                        Percent of
                                                 Shares                   Common
              Name and Address                Beneficially                 Stock
             of Beneficial Owner                Owned(1)                Outstanding
             -------------------              ------------              -----------
       First Pacific Advisors, Inc.
       11400 West Olympic Blvd.
       Los Angeles, CA 90064                    411,500(2)                  9.7%
       Columbia Ventures Corporation
       1220 Main Street, Suite 200
       Vancouver, WA 98660                      312,000(3)                  7.4

       Royce & Associates, Inc.
       1414 Avenue of the Americas
       New York, N.Y.                           233,400                     5.5
       Dimensional Fund Advisors, Inc.
       1299 Ocean Avenue, 11th Floor
       Santa Monica, Ca 90401                   232,400(4)                  5.5

--------
(1) Based on information contained in the most recent Schedule 13D's and 13G's filed with the Securities and Exchange Commission.

(2) Shared voting power with respect to 193,400 shares and shared dispositive power with respect to all shares.

(3) Shared voting and dispositive power with respect to 270,200 shares.

(4) Dimensional Fund Advisors Inc. ("Dimensional") an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are hereinafter called the "Portfolios"). In its role as investment advisor and manager, Dimensional possesses both voting and investment power over the securities described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios. Dimensional disclaims beneficial ownership of such securities.

Security Ownership of Management

  The following table list, as of September 6, 2000, the names of all directors, nominees as directors and each executive officers of the Company, their ages, present positions, and the number and percentage of shares of Common Stock beneficially owned by each such person and by all directors, nominees as directors and executive officers as a group.

                                                                         Shares of
                                                                Director  Common        Percent of
       Names(1)          Age          Present Position           Since   Stock(2)     Outstanding(3)
       --------          ---          ----------------          -------- ---------    --------------
Cornelius C. Vanderstar   85 Chairman & Chief Executive Officer   1963   1,711,150(4)      40.3%
John P. Cunningham        68 Director                             1963     148,006(5)       3.5
David C. Treinen          61 President and Secretary; Director    1993      45,715(6)       1.0
Joel F. McIntyre          61 Director                             1980         --             *
Donald J. Willfong        66 Director                             1984       2,000            *
David M. Antonini         47 Director                             2000         --             *
Alexander M. Dean         55 Nominee                                           --             *

Ronald L. Rudy            59 Senior Vice President--Operations              23,757(7)         *

Mitchell K. Fogelman      49 Senior Vice President--Finance                 16,000(8)         *
All executive officers
 and directors as a
 group (9 in number)                                                     1,945,383         45.6%

--------
 (*) Less than one percent.

 (1) The mailing address of such shareholder is care of International Aluminum Corporation, P.O. Box 6, Monterey Park, California 91754.

 (2) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and dispositive power with respect to such shares.

 (3) For purposes of calculating each person's percentage and that of all officers and directors as a group, shares which may be acquired within 60 days upon exercise of stock options ("Stock Option Shares") have been treated as outstanding.

 (4) Held by the Vanderstar Family Trust, Cornelius C. and Marguerite D. Vanderstar, Trustees.

 (5) Held by the Cunningham Family Trust, Patricia M. Cunningham, Trustee

 (6) Includes 37,715 shares held by the Treinen Family Trust, David C. and Susan M. Treinen, Trustees, and 8,000 Stock Option Shares.

 (7) Includes 8,000 Stock Option Shares.

 (8) Includes 6,000 Stock Option Shares.

Information about Nominees

  The information below sets forth the names of all directors and nominees for director of the Company, all positions and offices held by each such person with the Company and a brief account of the business experience of each nominee.

  Cornelius C. Vanderstar. Mr. Vanderstar has been Chairman of the Company's Board of Directors since its inception in 1963 as the successor to an aluminum fabrication business which he founded in 1957. He has been responsible for the formation of the overall policy of the Company and its subsidiaries and prior to October, 1972, also served as President of the Company.

  David C. Treinen. Mr. Treinen has been employed by the Company or its subsidiaries since 1964 and an officer of the Company since October 1969. He served as Senior Vice President--Finance/Administration for 27 years prior to being elected President of the Company in June 2000. Mr. Treinen continues to serve as Secretary of the Company, a position he has held since February 1973.

  John P. Cunningham. Mr. Cunningham, retired Vice Chairman of Board of Directors, was employed by the Company or its subsidiaries from 1959 through his retirement in June of 1999. He served as President of the Company from October of 1972 through November of 1998, prior to which he served as Vice President--Operations.

  Joel F. McIntyre. Since August 1998, Mr. McIntyre has been engaged in the practice of business and corporation law with offices in Los Angeles County. From February 1993 through July 1998, Mr. McIntyre served as Managing Partner of McIntyre, Borges & Burns LLP and successor entities and from 1963 through 1993 he was an attorney with the law firm of Paul, Hastings, Janofsky and Walker. Mr. McIntyre currently serves on the Board of Directors of Hawker Pacific Aerospace and 3D Shopping.com, each of which are publicly-held companies. Mr. McIntyre, Chairman of the Board's Audit and Compensation Committees, received a B.A. from Stanford University in 1960 and a J.D. from the University of California, Los Angeles in 1963.

  Donald J. Willfong. Mr. Willfong is an Executive Vice President of Sutro & Co. Incorporated, Investment Bankers and has been associated with that firm for over 30 years and is currently a member of the Executive Committee of its Board of Directors. Mr. Willfong, a member of the Company's Audit and Compensation Committees, holds a Masters degree in Finance from the University of California at Los Angeles.

  David M. Antonini. Since 1984 Mr. Antonini has been a principal of White, Nelson & Co., a certified public accounting and consulting firm located in Anaheim, California. He is a member of the Tax Division of the American Institute of Certified Public Accountants and a member of the California Society of Certified Public Accountants. Mr. Antonini also holds an Associate of Arts degree in Computer Science and a Juris Doctor degree. He currently is Chairperson of White Nelson's International Tax Group and its Mergers, Acquisitions and Dispositions group. Prior to becoming a principal with White Nelson, he served as a Tax Manager with PricewaterhouseCoopers.

  Alexander L. Dean. Mr. Dean is President of David Brooks Company, a manufacturer and distributor of ceramic planters located in Costa Mesa, California, a position which he has held for the last 10 years. Prior to joining the David Brooks Company, he served eight years as President of Builders Incorporated, a firm specializing in real estate development and apartment and commercial building management. Mr. Dean holds Masters degrees in Finance from Yale University and in Regional Planning from the University of North Carolina.

Other Executive Officers

  The executive officers of the Company who are not now directors or currently standing for election as a director are:

      Name                                 Age            Position(s)
      ----                                 ---            -----------
      Ronald L. Rudy......................  59 Senior Vice President--Operations
      Mitchell K. Fogelman................  49 Senior Vice President--Finance

  Mr. Rudy, employed by the Company since 1972, has served as a Vice President of the Company since September 1983 and prior thereto served in various sales and management positions with the Company.

  Mr. Fogelman, elected to his present position in June 2000, has been employed by the Company since 1982. He served as Vice President-Controller since June 1995.

                            THE BOARD OF DIRECTORS

Meetings, Organizations and Remuneration

  The business affairs of the Company are managed by and under the direction of the Board of Directors, although the Board is not involved in day-to-day operations. The Board met six times during the fiscal year ended June 30, 2000. Directors, except those who are employees of the Company, are paid $3,000 per quarter for services as directors plus $500 for each meeting attended. Members of committees of the Board receive $500 for each committee meeting attended. The fee paid the Chairman of each committee is $1,000 per meeting chaired. Each incumbent nominee for Director attended at least 75% of the aggregate of all Board meetings and meetings of Committees on which he served during the fiscal year ended June 30, 2000.

Audit Committee

  The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope and results of the annual audit, the nature of non-audit services and the fees paid for services performed during the year. The Audit Committee meets at least once each year prior to the Company's release of fiscal year earnings. Committee members during fiscal 2000 were Messrs. McIntyre, Willfong and Curran. The Audit Committee functions pursuant to an Audit Committee Charter adopted by the Board of Directors during the fiscal year ended June 30, 2000. A copy of the Audit Committee Charter is set forth in Exhibit A to this Proxy Statement.

Compensation Committee

  The function of the Compensation Committee is to make recommendations to the Board of Directors regarding remuneration arrangements for executive officers of the Company, including the granting of stock options pursuant to Company stock option plans. The Committee also reviews and makes recommendations with respect to participation of executive officers in the Company's Incentive Bonus Program. One meeting of the Committee was held during fiscal 2000. Messrs. McIntyre and Willfong served as Committee members during the entire fiscal year 2000. Mr. Alexander van de Pol served on the Committee until resigning his directorship in October 1999.

Board Nominations

  The Company's Board of Directors has no standing Nominating Committee. The Board in its entirety acts upon matters which would otherwise be the responsibility of such a committee.

Section 16 Reporting

  Under current securities laws, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for the required reports have been established and the Company is required to disclose in this proxy statement any failure to file by those dates. To the best of the Company's knowledge, all filing requirements have been satisfied for fiscal 2000.

  In making this disclosure, the Company has relied on a review of copies of forms furnished to the Company, discussions with those persons known to be subject to Section 16(a) reporting requirement and written representations that no other reports were required relating to the fiscal year ended June 30, 2000.

                         COMPENSATION COMMITTEE REPORT

  The compensation of the Chief Executive Officer ("CEO") and the Company's other senior executives is determined by the Board of Directors after receiving the recommendation of the Compensation Committee (the "Committee") of the Board of Directors. The Committee, which also has oversight responsibility for the incentive compensation plans for all of the Company's executive employees, is a standing committee of the Board of Directors comprised entirely of independent directors. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers.

Compensation Philosophy

  The Company's executive compensation philosophy, developed over the past decade, reflects the belief of the Board of Directors that the interests of executives should be closely aligned with those of the Company's stockholders. As a consequence, substantially all awards of incentive bonuses and grants of stock options are tied to the attainment of results that benefit the Company and its stockholders. The Company's compensation philosophy ensures that executives are motivated to improve the overall performance and profitability of the Company as well as the specific division or area of operations for which each individual executive is responsible.

Compensation Program

  The Committee regularly reviews currently available information regarding the executive compensation programs of other companies that are operating in one or more of the Company's markets, as well as a group of comparable manufacturing companies nationwide, to ensure that the Company's plans and practices are competitive and appropriate in light of the Company's performance and compensation philosophy. As discussed below, an executive officer's compensation package is comprised of three principal components: (1) base salary, (2) annual incentives and (3) stock options.

  Base Salary. The Company sets executive base salaries at the lower end of the average range of salaries paid by United States manufacturing companies with annual revenues comparable to the Company's. The Company regularly reviews pay data available from third-party sources to determine if its base salary levels meet the Company's objectives. A number of factors are considered in establishing base salary levels for Company executive officers including the executive's recent performance, level of responsibility, years of service with the Company and overall competitiveness relative to comparable positions at other companies.

  The CEO's base salary for fiscal 2000 was $253,600, unchanged from the base salary set in July of 1998. The CEO's base salary and the other elements of his compensation are determined in accordance with the policies previously described herein which are applicable to all the senior executives of the Company.

  Annual Incentives. Certain key employees (including the executive officers) of the Company and its domestic subsidiaries may be granted annual cash compensation bonuses under the Company's Managerial Incentive Bonus Plan ("Plan"). The Plan rewards improvements in the performance of the subsidiary or business segment to which a plan participant is assigned. The annual incentive award opportunity for the CEO and the other named executives, in light of their Company-wide responsibilities, is dependent upon overall Company performance.

  Participants are eligible to receive annual cash bonuses of up to 10% of base salary if certain predetermined quantitative performance criteria are met or exceeded during a fiscal year. Performance achievements are compared against established improvement standards for: (1) change in pretax net income (decrease in pretax net loss), (2) change in pretax net income (pretax net loss) expressed as a percentage of sales revenues, (3) increase in sales revenues and (4) increase in sales per aggregate unit man/hours worked. In addition to established target performance standards for each award component, the Plan also identifies minimum levels of performance that must be achieved before a Plan participant becomes entitled to an award.

  Stock Options. Stock Options are granted to encourage and facilitate executive stock ownership and to underscore the importance of enhancing stockholder values over the long term. Incentive stock options are granted at 100% (and, in some instances, 110%) of the fair market value of the underlying stock on the date of grant, thus rewarding optionees only for appreciation in the Company's common stock enjoyed by all Company stockholders. Nonstatutory stock options may be granted in certain circumstances at 80% or more of the fair market value of the underlying stock on the grant date. While all executives are eligible to receive stock options, participation in a grant, as well as the size and terms of the grants to participating executives, are contingent upon performance and overall level of compensation.

                                       COMPENSATION COMMITTEE
                                          Joel F. McIntyre, Chairman
                                          Donald J. Willfong

                            EXECUTIVE COMPENSATION

  The following table sets forth, on an accrual basis, all cash and non-cash compensation earned by or awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries for the fiscal years indicated.

                          SUMMARY COMPENSATION TABLE

                                          Annual
                                       Compensation    Other Annual  All Other
                                     ----------------- Compensation Compensation
Name & Principal Position       Year  Salary  Bonus(1)     (2)          ($)
-------------------------       ---- -------- -------- ------------ ------------
Cornelius C. Vanderstar........ 2000 $253,600             $3,231
 Chairman of the Board          1999  253,600              3,995
 and Chief Executive Officer    1998  245,400 $22,086      4,602
J. D. Williams(4).............. 2000  237,750              3,150
 President and Chief Operating
 Officer                        1999  201,358              3,896      $80,284(3)
David C. Treinen(4)............ 2000  221,900              3,212
 Senior Vice President--Finance
 and                            1999  210,000              3,972
 Administration; Secretary      1998  201,800  18,140      4,575
Ronald L. Rudy................. 2000  211,350              3,181
 Senior Vice President--
 Operations                     1999  200,000              3,934
                                1998  191,700  17,232      4,531
Michell K. Fogelman(4)......... 2000  161,340              3,142
 Vice President--Controller

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(1) Represents amounts paid or payable under the Company's Managerial Incentive Bonus Plan.

(2) Allocated contributions, on the same basis as all eligible employees, to the Company's Profit Sharing Plan, a defined contribution retirement plan.

(3) Represents amounts paid under the Company's Moving and Relocation Policy relative to Mr. William's relocating from Waxahachie, TX to Los Angeles, CA.

(4) Mr. Williams resigned as both a director and President in late June 2000. Mr. Treinen was elected to succeed Mr. Williams as President and Mr. Fogelman was elected to fill the Sr. Vice President--Finance position vacated by Mr. Treinen. Mr. Treinen continues to serve as Secretary of the Company.

                                 STOCK OPTIONS

  The following table summarizes the number of unexercised options held by the named executive officers at June 30, 2000. No options were granted during fiscal 2000 and no in-the-money options were held by such executive officers at year-end.

                                                 Number of Shares
                                              Underlying Unexercised
                                          Options Held at Fiscal Year-End
                                          -----------------------------------
    Name                                   Exercisable        Unexercisable
    ----                                  ---------------    ----------------
   J. D. Williams........................              6,000               1,500
   David C. Treinen......................              8,000               2,000
   Ronald L. Rudy........................              8,000               2,000
   Mitchell K. Fogelman..................              6,000               1,500

                            STOCK PERFORMANCE GRAPH

  The Stock Price Performance Graph below compares the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P Building Materials Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
    AMONG INTERNATIONAL ALUMINUM CORP., S&P 500 AND S&P BUILDING MATERIALS

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                          S&P
Measurement Period           INTERNATIONAL                BUILDING
(Fiscal Year Covered)        ALUMINUM CORP.  S&P 500      MATERIALS
-------------------          --------------  ---------    ----------
Measurement Pt-  6/95        $100            $100         $100
FYE   6/96                   $ 82            $126         $121
FYE   6/97                   $ 90            $170         $156
FYE   6/98                   $109            $221         $194
FYE   6/99                   $100            $271         $182
FYE   6/00                   $ 67            $291         $ 99

Assumes $100.00 invested on June 30, 1995. Total return assumes reinvestment of dividends.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company, in accordance with the recommendation of its Audit Committee, none of whom is an officer of the Company, has selected PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending June 30, 2001 and further directed that the selection be submitted for ratification by shareholders at the Annual Meeting. PricewaterhouseCoopers, a nationally known firm of independent accountants, has audited the Company's financial statements for over twenty years. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will be available to make a statement if they so desire and to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2001. PROXIES SOLICITED BY THE COMPANY WILL BE VOTED FOR RATIFICATION OF THE SELECTION UNLESS OTHERWISE INDICATED.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Any shareholder who intends to present a proposal at the Company's 2001 Annual Meeting of Shareholders is advised that in order for such proposal to be included in the Board of Directors' proxy material for such meeting, the proposal must be directed to the Secretary of the Company at its principal executive offices such that it is received no later than May 31, 2001, and the proposal must meet certain eligibility requirements of the Securities and Exchange Commission. The Company's management proxies may exercise their discretionary voting authority, without any discussion of the proposal in the Company's proxy materials, for any proposal which is received by the Company after August 15, 2001.

                                 OTHER MATTERS

  The Company's Annual Report, including financial statements, for the year ended June 30, 2000, accompanies this Proxy Statement.

  The management of the Company does not know of any matter to be acted upon at the meeting other than the matters above described. If any other matter properly comes before the meeting, however, the holders of the proxies will vote thereon in accordance with their best judgment.

  The cost of soliciting proxies will be borne by the Company. The proxy soliciting material, in addition to being mailed directly to shareholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of stock, and the Company expects to reimburse such parties for their charges and expenses in connection therewith.

  Although it is contemplated that proxies will be solicited principally through the use of the mail, the solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

                                          By Order of the Board of Directors

                                          /s/ /David C. Treinen
                                          David C. Treinen
                                          President and Secretary

September 25, 2000

                               ----------------

                          ANNUAL REPORT ON FORM 10-K

  The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended June 30, 2000 is available without charge to shareholders upon written request. Address requests to Mr. Mitchell K. Fogelman, Senior Vice President--Finance, International Aluminum Corporation,
P. O. Box 6, Monterey Park, California 91754.

                                                                      EXHIBIT A

                      INTERNATIONAL ALUMINUM CORPORATION

                            AUDIT COMMITTEE CHARTER

PURPOSE:

  The Audit Committee of International Aluminum Corporation (the "Corporation") assists the Board of Directors by providing a continuing review of the Corporation's internal financial and accounting systems, financial reporting, accounting practices and policies, internal and external audit functions and procedures for monitoring compliance with laws and regulations.

COMPOSITION, EXPERTISE AND TERM OF OFFICE:

 Composition:

  The Audit Committee shall be composed of Members of the Board of Directors. The Audit Committee shall consist of at least three (3) current Directors appointed annually by the Board of Directors, each of whom has no relationship to or with the Corporation which might interfere with the exercise of his independence from management and the Corporation.

  One member of the Audit Committee shall be appointed annually by the Board of Directors to serve as its Chair.

  A Director who is or was an employee of the Corporation or any of its affiliates may not serve on the Audit Committee until three (3) years following termination of his employment with the Corporation or such affiliate(s).

  A Director who is a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Corporation, or who has a direct business relationship with the Corporation (e.g., a consultant) may serve on the Audit Committee only if the Corporation's Board of Directors determines in the reasonable exercise of its business judgment that the relationship does not interfere with the Director's exercise of independent judgment. To determine the independence of a Director, the Board of Directors shall consider the materiality of the business relationship to the Corporation, to the Director and, if applicable, to the organization with which the Director is affiliated.

  A Director may serve on the Audit Committee without such a determination by the Board of Directors three (3) years after termination of the relationship described in the preceding paragraph.

  A Director who is employed as an executive of another corporation where any of the Corporation's executives serve on such other corporation's Compensation Committee may not serve on the Corporation's Audit Committee.

  A Director who is an immediate family member of an individual who is an executive officer of the Corporation or any of its affiliates may not serve on the Audit Committee until three (3) years following the termination of such immediate family member's relationship.

  A Director who has one or more of the above described relationships may serve on the Audit Committee if the Corporation's Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the particular Director is required by the best interests of the Corporation and its shareholders and the Corporation discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for its determination.

 Expertise:

  Each Audit Committee Member shall be financially literate, or shall become so within a reasonable period of time after his appointment to the Audit Committee. Additionally, at least one Member of the Audit Committee shall possess accounting or related financial management expertise (as determined and interpreted in the Board of Directors' reasonable business judgment).

  Each Audit Committee Member shall possess an understanding of the Corporation's business and products, recognition and appreciation of the Audit Committee's role in corporate governance, knowledge of the Corporation's risks and systems of control, integrity, dedication of time and energy, independent judgment and the ability to offer insight, new perspective and constructive suggestions.

 Meetings:

  The Audit Committee shall meet at least once each year and more often (including, if appropriate, by conference telephone) as necessary.

ROLES AND RESPONSIBILITIES:

  The responsibilities of the Audit Committee shall be as set forth below.

 A. Internal Control

  . Evaluate whether management is communicating the importance of internal controls and ensuring that all affected employees possess an understanding of their roles and responsibilities;

  . Determine whether internal control recommendations made by the external auditors have been implemented by management; and

  . Ensure that the external auditors keep the Audit Committee informed about deficiencies in internal controls, illegal acts, fraud, and other financial control and disclosure matters.

 B. Financial Reporting

  1. General

  . Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the Corporation's financial statements; and

  . Consult with management and the external auditors about significant risks and exposures and the Corporation's plans to minimize the same.

  2. Annual Financial Statements

  . Review the annual financial statements and determine whether they are consistent with the information known to Audit Committee members and whether the Corporation's financial statements are prepared in accordance with applicable accounting principles;

  .  Focus on complex and/or unusual transactions;

  . Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory, warranty, product, and environmental liabilities and litigation reserves;

  .  Focus on significant areas of activity, such as acquisitions;

  . Meet with management and the external auditors to review the Corporation's financial statements and the results of the audit;

  . Consider management's handling of proposed audit adjustments identified by the external auditors;

  . Review the MD&A and other sections of the Corporation's annual report before release and determine whether the information is adequate and consistent with the Audit Committee members' knowledge of the Corporation and its operations; and

  . Ensure that the external auditors communicate required matters to the Audit Committee.

  3. Interim Financial Statements

  . Be informed on how management develops quarterly financial information, the extent to which the external auditors review quarterly financial information and whether that review is performed on a pre- or post-issuance basis;

  . Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. This action may be taken by the Audit Committee Chair;

  . To gain insight into the fairness of the interim financial statements and disclosures made thereby, obtain explanations from management and the external auditors as to whether:

    . Generally accepted accounting principles have been consistently applied;

    . There are any actual or proposed changes in accounting or financial reporting practices;

    .  There are any significant or unusual events or transactions;

    . The Corporation's financial and operating controls are functioning effectively;

    . The Corporation has complied with the terms of any loan or other financing agreements;

    . The interim financial statements contain adequate and all appropriate disclosures; and

    . Ensure that the external auditors communicate required matters to the Audit Committee.

  4. Compliance with Laws and Regulations

  . Review the effectiveness of the Corporation's system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action taken) in respect to any fraudulent acts or accounting irregularities;

  .  Periodically obtain updates regarding compliance issues;

  . Be satisfied that all regulatory compliance matters have been considered in the preparation of the Corporation's financial statements; and

  . Review the findings of any examination by regulatory agencies (such as the Securities and Exchange Commission).

  5. External Audit

  . Communicate to the external auditors that they are ultimately accountable to the Board of Directors and the Audit Committee;

  .  Review the external auditors' scope of audit and methodology;

  . Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors; and

  . Confirm the independence of the external auditors by reviewing the nonaudit services provided and the auditors' assertion of their independence in accordance with applicable professional standards.

  6. Other Responsibilities

  . Meet with the external auditors and management in separate sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately;

  . Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis;

  . Review legal matters that could have a significant impact on the Corporation's financial statements;

  . Perform other oversight functions as requested by the Board of Directors; and

  . Review and update this Audit Committee Charter and receive approval of changes from the Board of Directors.

  7. Reporting Responsibilities

  . Regularly update the Board of Directors regarding Audit Committee activities and make appropriate recommendations;

  . Disclose to shareholders in the Corporation's proxy statement or annual report that the Corporation has adopted an Audit Committee Charter and that the Audit Committee has satisfied its responsibilities under the Charter; and

  . Prepare a letter for inclusion in the annual report and Form 10-K disclosing whether or not the following have occurred:

    . Management and the external auditors have reviewed and discussed the audited financial statements with the Audit Committee;

    . The members of the Audit Committee have discussed among themselves the results of their discussions with management and the external auditors; and

    . The Audit Committee, in reliance on its review and discussions with management and the external auditors, believes the Corporation's financial statements to be fairly presented in conformity with GAAP.

P R O X Y              INTERNATIONAL ALUMINUM CORPORATION
                             767 Monterey Pass Road
                            Monterey Park, Ca. 91754

          This Proxy is Solicited on Behalf of the Board of Directors
  The undersigned hereby appoints Cornelius C. Vanderstar and David C. Treinen as proxies of the undersigned, each with the power to appoint his substitute, and revokes all previous proxies and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of International Aluminum Corporation held of record by the undersigned on September 6, 2000 at the Annual Meeting of Shareholders to be held on October 26, 2000 or any adjournment thereof.

1.ELECTION OF DIRECTORS
                   [_] For all nominees listed below  (except as marked to the contrary below)
                                             [_] WITHHOLD AUTHORITY
                                               to vote for all nominees listed
                                                 below
(INSTRUCTION: TO withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

   [_] C. Vanderstar [_] D. Treinen [_] J. Cunningham [_] J. McIntyre [_] D.
                      Willfong [_] D. Antonini [_] A. Dean

2.RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE CORPORATION:
                     [_] FOR    [_] AGAINST    [_] ABSTAIN

3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

                                            Dated: ......................, 2000

                                            -----------------------------------
                                                         Signature

                                            -----------------------------------
                                                 Signature if held jointly
                                            Please sign exactly as name
                                            appears below. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corporation,
                                            please sign in full corporate name
                                            by President or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY
                                               USING THE ENCLOSED ENVELOPE.

Transfer Agent= Continental Stock Transfer
Style= IBM
CC-UL head to head